FOR IMMEDIATE RELEASE

Wingstop Inc. Releases Preliminary Fiscal Fourth Quarter and Full Year 2019 Sales Results Ahead of Investor Day
Achieves 16th Consecutive Year of Positive Same Store Sales Growth

Dallas, TX. January 16, 2020 - (GLOBE NEWSWIRE) - Wingstop Inc. (“Wingstop” or the “Company”) (NASDAQ: WING) today released preliminary unaudited sales and unit development results for the fiscal fourth quarter and full year ended December 28, 2019.

Highlights for the fiscal fourth quarter 2019 as compared to the fiscal fourth quarter 2018:
▪45 net openings in fiscal fourth quarter 2019
▪Domestic same store sales increased 12.2%
▪Company-owned restaurant same store sales increased 8.9%
▪System-wide sales increased 21.2% to approximately $397.2 million
▪Digital sales increased to 39.0% in December 2019

Highlights for the fiscal year 2019 as compared to the fiscal year 2018:
▪System-wide restaurant count increased 10.6% to 1,385 worldwide locations with 133 net openings
▪Domestic same store sales increased 11.1%
▪Company-owned restaurant same store sales increased 9.8%
▪System-wide sales increased 20.1% to approximately $1.5 billion
As of December 28, 2019, there were 1,385 Wingstop restaurants system-wide consisting of 1,231 restaurants in the United States, of which 1,200 were franchised and 31 were company-owned, and 154 international franchised restaurants across nine countries.
“2019 was a significant year for Wingstop as we invested in both our business and our talent to lay the foundation for sustainable growth, while delivering industry leading 11.1% same store sales growth and 10.6% net new unit growth,” stated Charlie Morrison, Chairman and Chief Executive Officer of Wingstop. “Today, during our first Investor Day since our IPO, our leadership team will present a more in-depth view into our strategic pillars for growth. Our execution of our long-standing strategic plan provides confidence that we will achieve our long-term vision of becoming a top 10 global restaurant brand.”
Additional information for the fiscal fourth quarter of 2019
In the fourth quarter of 2019, Wingstop invested $1.6 million in a consulting project to support the Company's strategic initiatives, which will be treated as an addback to Adjusted EBITDA. Additionally, Wingstop incurred a $0.5 million one-time bonus associated with the execution of a new employment contract for the Chief Executive Officer, and separately, $0.6 million of severance charges associated with certain organizational changes to the senior leadership team.

Wingstop Investor Day Webcast Details
Today, Thursday, January 16, 2020, Wingstop will host an Investor Day in New York City, which will be webcast live from 12:00 PM EST to 3:00 PM EST. To access the webcast and the accompanying Investor Day presentation, visit the investor relations section of Wingstop's corporate website at ir.wingstop.com under the 'News & Events' section. The webcast and related presentation materials will be archived on the investor relations site.
The following definitions apply to these terms as used in this release:
Adjusted EBITDA is defined as net income before interest expense, net, income tax expense, and depreciation and amortization (EBITDA) further adjusted for transaction costs, costs and fees associated with investments in our strategic initiatives, gains and losses on the disposal of assets, and stock-based compensation expense. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA and Adjusted EBITDA in the same manner.
Same store sales reflects the change in year-over-year sales for the comparable restaurant base. We define the comparable restaurant base to include those restaurants open for at least 52 full weeks. This measure highlights the performance of existing restaurants, while excluding the impact of new restaurant openings and closures.
System-wide sales represents net sales for all of our company-owned and franchised restaurants, as reported by franchisees.
About Wingstop
Founded in 1994 and headquartered in Dallas, TX, Wingstop Inc. (NASDAQ: WING) operates and franchises more than 1,300 locations worldwide. The Wing Experts are dedicated to Serving the World Flavor through an unparalleled guest experience and offering of classic wings, boneless wings and tenders, always cooked to order and hand-sauced-and-tossed in fans’ choice of 11 bold, distinctive flavors. Wingstop’s menu also features signature sides including fresh-cut, seasoned fries and freshly-made ranch and bleu cheese dips.
In 2019, Wingstop’s system-wide sales increased 20.1% year-over-year to $1.5 billion, marking the 16th consecutive year of same store sales growth, and Wingstop achieved over 400% total shareholder return since its 2015 initial public offering. With a vision of becoming a Top 10 Global Restaurant Brand, its system is comprised of independent franchisees, or brand partners, who account for more than 98% of Wingstop’s total restaurant count of 1,385 as of December 28, 2019. In February 2019, the Company launched its new tagline and creative campaign “Where Flavor Gets Its Wings” and continued the rollout of national delivery. As of December 28, 2019, Wingstop generated 39.0% of sales via digital channels including Wingstop.com, the Wingstop app, and Wingbot™, Wingstop’s social ordering platform available on Facebook Messenger, Twitter, SMS text and Amazon Alexa. The Company has been ranked on Franchise Business Review’s “Top 30 Food and Beverage Franchises” (2019), Fast Casual’s “Movers & Shakers” (2019), QSR Magazine’s “The Industry’s 9 Best Franchise Deals” (2019) and “The QSR Top 50” (2019) for limited-service restaurants in the U.S.
For more information visit www.wingstop.com or www.wingstop.com/own-a-wingstop and follow @Wingstop on Twitter and Instagram and at Facebook.com/Wingstop. Learn more about Wingstop’s involvement in its local communities at www.wingstopcharities.org.

Forward-looking Information
Certain statements contained in this news release, as well as other information provided from time to time by Wingstop Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “target,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “will,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking statements in this news release include our anticipated potential domestic restaurant expansion opportunity, positioning to make progress towards domestic restaurant potential, and progress toward our goal of becoming a top 10 global restaurant brand.
Any such forward-looking statements are not guarantees of performance or results and involve risks, uncertainties (some of which are beyond the Company’s control), and assumptions. Although we believe any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Further, we have not yet completed closing procedures for fiscal fourth quarter or full year 2019, and our independent registered public accounting firm has not yet reviewed or audited the results. Accordingly, these preliminary results are subject to change pending finalization, and actual results could differ materially as we finalize such results. Please refer to the risk factors discussed in our annual report on Form 10-K and quarterly reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this news release.
Any forward-looking statement made by Wingstop Inc. in this press release speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Media Contact
Megan Sprague
303-517-8579
MSprague@wingstop.com
Investor Contact
Ted McHugh and Lauren Tarola
Edelman Financial Communications
917-530-7792
WingstopFinComm@edible-inc.com